Calculation of Filing Fee Tables
S-8
Clipper Realty Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock: Omnibus Plan	Other	7,800,000	$ 3.58	$ 27,924,000.00	0.0001381	$ 3,856.30
2	Equity	Common Stock: Director Plan	Other	3,000,000	$ 3.58	$ 10,740,000.00	0.0001381	$ 1,483.19
Total Offering Amounts:						$ 38,664,000.00		$ 5,339.49
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,339.49
Offering Note
[1]	(1) This Registration Statement is being filed with the Securities and Exchange Commission (the "SEC") to register 7,800,000 shares of common stock, par value $0.01 per share ("Common Stock"), that may be issued under the Clipper Realty Inc. 2025 Omnibus Incentive Compensation Plan (the "Omnibus Plan") and 300,000,000 shares of Common Stock that may be issued under the Clipper Realty Inc. 2025 Non-Employee Director Plan (the "Director Plan," and collectively with the Omnibus Plan, the "Plans"). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional securities which may be issued pursuant to the Plans to prevent dilution from stock splits, stock dividends, recapitalizations or similar transactions.

[2]	Estimated, in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices per share of Common Stock on the New York Stock Exchange on December 2, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A